                              EXHIBIT 11

                  COMPUTATION OF PER SHARE EARNINGS
                    CHEMICAL FINANCIAL CORPORATION
                             (Unaudited)
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
                                                QUARTER ENDED        SIX MONTHS ENDED
                                                   JUNE 30                JUNE 30
                                               ----------------     ------------------
                                                1997      1996       1997        1996
                                               ------    ------     ------      ------
                                              (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
PRIMARY:
Average shares outstanding . . . . . . . .      10,227    10,206     10,226     10,202

Net effect of the assumed exercise of
     stock options - based on the treasury
     stock method using average market
     price . . . . . . . . . . . . . . . .         114       154        116        156
                                               -------   -------    -------    -------
                                                10,341    10,360     10,342     10,358
                                               =======   =======    =======    =======

Net income . . . . . . . . . . . . . . . .     $ 5,624   $ 5,163    $11,150    $10,156
                                               =======   =======    =======    =======

Net income per common share. . . . . . . .     $  0.55   $  0.50    $  1.08    $  0.98
                                               =======   =======    =======    =======

FULLY DILUTED:
Average shares outstanding . . . . . . . .      10,227    10,206     10,226     10,202

Net effect of the assumed exercise of
     stock options - based on the
     treasury stock method using end
     of period market price. . . . . . . .         116       150        115        156
                                               -------   -------    -------    -------
                                                10,343    10,356     10,341     10,358
                                               =======   =======    =======    =======

Net income . . . . . . . . . . . . . . . .     $ 5,624   $ 5,163    $11,150    $10,156
                                               =======   =======    =======    =======

Net income per common share. . . . . . . .     $  0.55   $  0.50    $  1.08    $  0.98
                                               =======   =======    =======    =======
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